Exhibit 10.1

FOURTH AMENDED AND RESTATED VOTING AGREEMENT

This Fourth Amended and Restated Voting Agreement (the “Agreement”) is made and entered into as of this 20th day of November, 2013 (the “Effective Date”), by and among Roka Bioscience, Inc., a Delaware corporation (the “Company”), those certain holders of the Company’s Common Stock listed on Exhibit A hereto (referred to hereinafter as the “Key Holders” and each individually as a “Key Holder”) and the persons and entities listed on Exhibit B hereto (referred to hereinafter as the “Investors” and each individually as an “Investor”, and together with the Key Holders, the “Stockholders”).

RECITALS

WHEREAS, certain of the Investors purchased shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Stock”), pursuant to that certain Series B Preferred Stock Purchase Agreement, dated as of September 10, 2009;

WHEREAS, in connection with the issuance of the Series B Stock, the Company, the Key Holders and the Investors entered into a Voting Agreement, dated as of September 10, 2009;

WHEREAS, certain of the Investors and the Company entered into that certain Series C Preferred Stock Purchase Agreement, dated as of April 29, 2011, to purchase shares of the Company’s Series C Preferred Stock, $0.001 par value per share (the “Series C Stock”); and

WHEREAS, in connection with the issuance of the Series C Stock, the Company, the Common Holders and certain of the Investors entered into an Amended and Restated Voting Agreement, dated as of April 29, 2011;

WHEREAS, certain of the Investors and the Company entered into that certain Series D Preferred Stock Purchase Agreement, dated as of December 19, 2011, to purchase shares of the Company’s Series D Preferred Stock, $0.001 par value per share (the “Series D Stock”);

WHEREAS, in connection with the issuance of the Series D Stock, the Company, the Common Holders and certain of the Investors entered into the Second Amended and Restated Voting Agreement, dated as of December 19, 2011;

WHEREAS, certain of the Investors and the Company entered into that certain Series E Preferred Stock and Warrant Purchase Agreement, dated as of June 13, 2013 (the “Initial Series E Purchase Agreement”), to purchase shares of the Company’s Series E Preferred Stock, $0.001 par value per share (the “Series E Stock”);

WHEREAS, in connection with the issuance of the Series E Stock pursuant to the Initial Series E Purchase Agreement, the Company, the Common Holders and certain of the Investors (the “Existing Holders”) entered into the Third Amended and Restated Voting Agreement, dated as of June 13, 2013 (the “Existing Voting Agreement”);

WHEREAS, certain of the Investors and the Company entered into that certain Series E Preferred Stock Agreement, dated as of the date hereof (the “Series E Purchase Agreement”), to purchase shares of the Company’s Series E Stock;

WHEREAS, the Company, the Investors and the Common Holders desire to amend and restate the Existing Voting Agreement in its entirety in accordance with Section 3.5 thereof;

WHEREAS, the Existing Holders executing this Agreement are the holders of a sufficient number of shares of capital stock of the Company to amend and restate the Existing Voting Agreement in its entirety in accordance with Section 3.5 thereof.

WHEREAS, the obligations in the Series E Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, in order to induce the Company, the Investors and the Common Holders to approve the issuance of the Series E Stock and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors, the Common Holders and the Company desire to enter into this Agreement in order to provide for the future voting of their shares of the Company’s capital stock as set forth below.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Series E Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Existing Holders hereby agree that the Existing Voting Agreement shall be amended and restated in its entirety by this Agreement, each of the Investors party to the Series E Purchase Agreement hereby agrees to be bound by this Agreement, and each the parties hereto further agrees as follows:

1.	VOTING.

1.1 Agreement with Respect to Voting. For so long as this Agreement remains in effect, each of the Stockholders will vote any and all shares of the Company’s capital stock held by such Stockholder from time to time or over which such Stockholder has control (the “Stockholder Shares”), and will use such Stockholder’s reasonable efforts to cause the several members of the Company’s board of directors (the “Board”) to vote, so as to elect members of the Board, to maintain the membership of the Board, and to cause the Company to act or abstain from acting, in accordance with all of the provisions of this Agreement, subject to any applicable fiduciary duties owed by the Board to the Company.

1.2 Board of Directors. Each of the Stockholders shall vote all of its Stockholder Shares, and shall take all other necessary or desirable actions within such Stockholder’s control (whether in such Stockholder’s capacity as a stockholder, director or officer of the Company or otherwise, subject to any applicable fiduciary duties owed to the Company), including without limitation calling meetings, attending and voting at meetings, executing a proxy to vote at any meeting, and executing written consents, in order to ensure that the size of the Board shall be set at nine (9), and to cause the election to the Board of the following persons in the manner set forth below:

(a) Director Elections:

(i) CEO Director. The holders of the Common Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, voting as a single class on an as-converted to Common Stock basis, shall be entitled to elect one representative to the Board,

2

who shall be the person serving as the Chief Executive Officer of the Company (the “CEO Director”); provided that if for any reason the then CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Stockholders shall vote its respective Stockholder Shares (1) to remove him from the Board if he has not resigned from such position and (2) to elect the person who replaces him as Chief Executive Officer as the new CEO Director. The CEO Director shall initially be Paul Thomas.

(ii) Intentionally Omitted.

(iii) Preferred B Stockholder Directors. The holders of the Series B Stock, voting as a separate class, shall be entitled to elect four representatives to the Board (the “Preferred B Stockholder Directors”). One of the Preferred B Stockholder Directors shall be nominated by the funds associated with OrbiMed Advisors LLC (the “OrbiMed Director”), so long as such funds together with their affiliates hold at least 200,000 shares of the Company’s capital stock (as adjusted for stock splits, stock dividends, reverse stock splits and the like). The OrbiMed Director shall initially be Jonathan Silverstein. One of the Preferred B Stockholder Directors shall be nominated by the funds associated with New Enterprise Associates (the “NEA Director”), so long as such funds together with their affiliates hold at least 200,000 shares of the Company’s capital stock (as adjusted for stock splits, stock dividends, reverse stock splits and the like). The NEA Director shall initially be Jim Barrett. One of the Preferred B Stockholder Directors shall be nominated by TPG Biotechnology Partners III, L.P. (the “TPG Director”), so long as such fund together with its affiliates holds at least 200,000 shares of the Company’s capital stock (as adjusted for stock splits, stock dividends, reverse stock splits and the like). The TPG Director shall initially be Fred Cohen. The fourth Preferred B Stockholder Director shall be nominated by unanimous consent of the OrbiMed Director, the NEA Director and the TPG Director (or if any one of such director seats is vacant or no longer nominated by the party specified in this Section 1.2(a)(iii), by unanimous consent of the remaining directors). The seat held by the fourth Preferred B Stockholder Director is vacant as of the date hereof.

(iv) Preferred D Stockholder Director. The holders of the Series D Stock, voting as a separate class, shall be entitled to elect one representative to the Board (the “Preferred D Stockholder Director”). The Preferred D Stockholder Director shall be nominated by the funds associated with Aisling Capital III, LP so long as such funds together with their affiliates hold at least 200,000 shares of the Company’s capital stock (as adjusted for stock splits, stock dividends, reverse stock splits and the like). The Preferred D Stockholder Director shall initially be Josh Bilenker.

(v) Independent Director. The holders of Common Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, voting together as a single class on an as converted to Common Stock basis, shall be entitled to elect three representatives to the board (the “Independent Directors”), who shall be industry experts not affiliated with the Company or any Stockholder and who shall be nominated by a majority of the other directors. Michael P. Doyle shall initially be one of the Independent Directors, and the other two Independent Director seats shall remain vacant as of the date hereof.

(vi) Committees. The Company shall maintain a Compensation Committee and shall delegate to such committee those duties and powers as are customarily performed by such committee. At least two of the Preferred B Stockholder Directors shall be appointed to each committee of the Board.

3

(b) Removal; Vacancy. A representative designated as provided in Section 1.2(a) above may be removed during his or her term of office, with or without cause, only by a majority vote of the respective party or parties entitled to designate such representative. The Stockholders agree that if a Stockholder has a right to designate a representative pursuant to Section 1.2(a) to fill a vacancy on the Board, whether such vacancy existed on the date of this Agreement or resulted from the removal of such representative, that they shall promptly take such action consistent with the provisions of this Agreement and the Bylaws to effect the election of such director as soon as practicable, but in any event no later than seven days after notice is provided by such Stockholder to the Company and the other Stockholders, either at a subsequent stockholders’ or directors’ meeting or action by written consent of the stockholders or directors, subject to any fiduciary duties owed by such directors to the Company. Likewise, in the event a party desires to remove a director who was designated for election by such party, then all of the Stockholders shall vote for such removal.

Notwithstanding anything to the contrary herein, the designee appointed by a holder that fails to purchase such holder’s entire Pro Rata Share Number (as defined in the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Charter”)) in a Qualified Capital Transaction (as defined in the Charter) shall be subject to removal, without cause, by the holders of at least fifty-one percent (51%) of the aggregate issued and outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. Each of the Stockholders should vote for such removal of such holder and for the reduction in the size of the board. If a director subject to such removal shall fail to resign, each Stockholder shall have the right to call a special meeting of the stockholders or initiate an action by written consent of the stockholders for the purpose of removing such director and each Stockholder shall vote all of its shares entitled to vote at such meeting or in connection with such consent in favor of such removal.

(c) Limitation on Size of Board. The Company hereby covenants that so long as at least 20% of the aggregate shares of Series E Stock, Series D Stock, Series C Stock and Series B Stock that have been issued (as adjusted for any stock splits, stock dividends, recapitalizations or the like) remain outstanding, it will not increase the size of the Board to greater than nine (9) members without the prior written consent of the holders of at least 51% of the votes attributable to the then outstanding shares of Series E Stock, Series D Stock, Series C Stock and Series B Stock, voting together as a single class.

(d) No Liability for Election of Recommended Director. None of the Stockholders hereto and no officer, director, stockholder, partner, employee or agent of any Stockholder makes any representation or warranty as to the fitness or competence of the nominee of any Stockholder hereunder to serve on the Board by virtue of such Stockholder’s execution of this Agreement or by the act of such Stockholder in voting for such nominee pursuant to this Agreement.

4

1.3 Legend.

(a) Legend Text. Concurrently with the execution of this Agreement there shall be imprinted or otherwise placed on certificates representing the Stockholder Shares the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A FOURTH AMENDED AND RESTATED VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b) Legend Covenant. The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Stockholder Shares theretofore represented by a certificate carrying the Legend.

1.4 Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the holders of the Stockholder Shares. The Company shall not permit the transfer of any of the Stockholder Shares on its books or issue a new certificate representing any Stockholder Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof. Any transfer of shares in contravention of the foregoing shall be void ab initio.

1.5 Covenants of the Company. Subject to any existing fiduciary duties, the Company agrees to use all reasonable efforts to ensure that the rights granted under this Agreement are effective and that the parties to this Agreement enjoy the benefits of such rights. Such actions include, without limitation, the use of the Company’s reasonable efforts to assist in the nomination and election of the directors as provided above. Subject to any existing fiduciary duties, the Company shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed under this Agreement by the Company, but shall at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate, or reasonably requested by the Stockholders in order to protect the rights of the parties under this Agreement against impairment.

5

2.	TERMINATION.

2.1 Events of Termination. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety: (a) the date of the closing of a Qualified IPO (as defined in the Charter); or (b) the date of the closing of a Liquidation Event (as defined in the Charter).

3.	MISCELLANEOUS.

3.1 Ownership Representations and Warranties.

(a) Key Holders. Each Key Holder represents and warrants to the Investors and the Company that (i) such Key Holder is the sole owner of its Stockholder Shares, (ii) such Key Holder owns its Stockholder Shares free and clear of liens or encumbrances that would restrict such Key Holder from voting its Stockholder Shares in accordance with this Agreement, and has not, at any time on or prior to the Effective Date, executed or delivered any proxy or entered into any other voting agreement or similar arrangement with respect to its Stockholder Shares other than one which has expired or terminated prior to the Effective Date, (iii) such Key Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Key Holder enforceable in accordance with its terms and (iv) during the term of this Agreement such Key Holder will not (A) enter into any other voting agreement with respect to such Key Holder’s Stockholder Shares or (B) grant any proxy with respect to those Stockholder Shares.

(b) Investors. Each Investor represents and warrants to the other Investors and the Company that (i) such Investor is the sole owner of its Stockholder Shares, (ii) such Investor owns its Stockholder Shares free and clear of liens or encumbrances that would restrict such Investor from voting its Stockholder Shares in accordance with this Agreement, and has not, at any time on or prior to the Effective Date, executed or delivered any proxy or entered into any other voting agreement or similar arrangement with respect to its Stockholder Shares other than one which has expired or terminated prior to the Effective Date, (iii) such Investor has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Investor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, or similar laws now or hereafter in effect affecting creditors’ rights and remedies generally and except as the availability of equitable remedies may be limited by equitable principles of general applicability, and (iv) during the term of this Agreement such Investor will not (A) enter into any other voting agreement with respect to such Investor’s Stockholder Shares nor (B) grant any proxy with respect to those Stockholder Shares.

3.2 Further Action. If and whenever the Stockholder Shares are sold, the Stockholder selling such shares, or the personal representative of such Stockholder, shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Stockholder Shares to do all things and execute and deliver all documents, as may be reasonably necessary to consummate such sale in a manner and pursuant to terms that are consistent with this Agreement.

6

3.3 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.4 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to principles of conflict of laws.

3.5 Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company (with the approval of the Board) and (b) the holders of at least 51% of the votes attributable to the aggregate then outstanding shares of Series E Stock, Series D Stock, Series C Stock and Series B Stock, voting together as a single class on an as converted to Common Stock basis; provided that (i) the right of the holders of the Common Stock, together with the holders of the Series E Stock, Series D Stock, Series C Stock and Series B Stock, to designate and elect a Board member pursuant to Section 1.2(a)(i) hereof may not be amended or waived without the prior written consent of the holders of a majority of the outstanding shares of Common Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, voting as a single class on an as converted to Common Stock basis, (ii) the right of the holders of Common Stock, together with the holders of the Series E Stock, Series D Stock, Series C Stock and Series B Stock, to designate and elect three Board members pursuant to Section 1.2(a)(v) hereof may not be amended or waived without the prior written consent of the holders of a majority of outstanding shares of Common Stock, voting as a separate class on an as converted to Common Stock basis, (iii) the right of the holders of Series B Stock to nominate a Preferred B Stockholder Director pursuant to Section 1.2(a)(iii) hereof may not be amended or waived without the prior written consent of each stockholder entitled to nominate a director pursuant to Section 1.2(a)(iii) so long as each such stockholder together with their affiliates holds at least 200,000 shares of the Company’s capital stock (as adjusted for stock splits, stock dividends, reverse stock splits and the like), and (v) the right of the holders of Series D Stock to nominate a Preferred D Stockholder Director pursuant to Section 1.2(a)(iv) hereof may not be amended or waived without the prior written consent of Aisling Capital III, LP so long as such stockholder together with its affiliates holds at least 200,000 shares of the Company’s capital stock (as adjusted for stock splits, stock dividends, reverse stock splits and the like). Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee or successor of any such party whether or not any such party, successor or assignee entered into or approved such amendment.

3.6 Additional Parties.

(a) Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series B Stock, Series C Stock, Series D Stock and/or Series E Stock after the date hereof, as a condition to the issuance of such shares the Company

7

shall require that any such purchaser or recipient of Series B Stock, Series C Stock, Series D Stock and/or Series E Stock become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit C, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Key Holder or Investor hereunder. In either event, each such person shall thereafter be deemed a Stockholder for all purposes under this Agreement.

(b) In the event that after the date of this Agreement, the Company enters into an agreement with any person or entity to issue shares of capital stock to such person or entity (other than to a purchaser of Series B Stock, Series C Stock, Series D Stock and/or Series E Stock described in Section 3.6(a) above), following which such Person shall hold shares of capital stock of the Company constituting one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such person or entity, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing the Adoption Agreement attached to this Agreement as Exhibit C, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder, and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

3.7 Transfers. Each transferee or assignee of any Stockholder Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering the Adoption Agreement attached to this Agreement as Exhibit C. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Key Holder or Investor hereunder, as applicable. The Company shall not permit the transfer of any Stockholder Shares subject to this Agreement on its books or issue a new certificate representing any such Stockholder Shares unless and until such transferee shall have complied with the terms of this Section 3.7. Each certificate representing the Stockholder Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 1.3.

3.8 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties and the business agreement represented by such invalidated term, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.9 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives, and each permitted transferee of Stockholder Shares who shall be assigned rights under this Agreement in accordance with the requirements of this Agreement.

8

3.10 Additional Shares. In the event that subsequent to the Effective Date any shares or other securities are issued on, or in exchange for, any of the Stockholder Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Stockholder Shares for purposes of this Agreement.

3.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement. Facsimile copies hereof may be executed as counterpart originals.

3.12 No Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.13 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if received during normal business hours of the recipient; if not, then on the next business day, (c) five days after deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by 10 days advance written notice to the other parties hereto.

3.14 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings with respect thereto, including, without limitation, the Existing Voting Agreement.

[Remainder of Page Intentionally Left Blank]

9

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Voting Agreement as of the date first above written.

COMPANY:

ROKA BIOSCIENCE, INC.

By:	/s/ Paul Thomas
Name:	Paul Thomas
Title:	President and Chief Executive Officer

Address:	20 Independence Boulevard
4th Floor
Warren, New Jersey 07059
Fax:
Email:

Signature Page to Fourth Amended and Restated Voting Agreement

KEY HOLDERS:

/s/ Paul Thomas
Paul Thomas

/s/ Steven Sobieski
Steven Sobieski

Signature Page to Fourth Amended and Restated Voting Agreement

INVESTORS:

ORBIMED PRIVATE INVESTMENTS III, LP

BY:	ORBIMED CAPITAL GP III, LLC,
ITS GENERAL PARTNER

By:	/s/ Jonathan Silverstein
Name:	Jonathan Silverstein
Title:	Member

ORBIMED ASSOCIATES III, LP

BY:	ORBIMED ADVISORS, LLC,
ITS GENERAL PARTNER

By:	/s/ Jonathan Silverstein
Name:	Jonathan Silverstein
Title:	Member

Address:	601 Lexington Ave. 54th Floor
Address:	New York, NY 10022
Fax: 212-739-6444
Email:

Signature Page to Fourth Amended and Restated Voting Agreement

NEW ENTERPRISE ASSOCIATES 13, LIMITED PARTNERSHIP

BY:	NEA PARTNERS 13, LIMITED PARTNERSHIP,
ITS GENERAL PARTNER

BY:	NEA 13 GP, LTD,
ITS GENERAL PARTNER

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Chief Legal Officer

NEA VENTURES 2009, LIMITED PARTNERSHIP

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Vice President

Address:	1754 Greenspring Drive, Suite 600
Address:	Timonium, MD 21053
Fax:
Email:

TPG BIOTECHNOLOGY PARTNERS III, L.P.

BY:	TPG BIOTECHNOLOGY GENPAR III, L.P.,
ITS GENERAL PARTNER

BY:	TPG BIOTECHNOLOGY GENPAR III ADVISORS, LLC,
ITS GENERAL PARTNER

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

Address:	345 California St., Suite 3300
Address:	San Francisco, CA 94104
Fax:
Email:

Signature Page to Fourth Amended and Restated Voting Agreement

AISLING CAPITAL III, LP

By:	/s/ Lloyd Appel
Name:	Lloyd Appel
Title:	CFO

Address:	888 Seventh Avenue, 30th Floor
New York, NY 10106
Attn:	Chief Financial Officer
Fax:	212 651 6379

With a required copy to:
McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
Attn: Todd Finger
Fax: 212 547 5444

Signature Page to Fourth Amended and Restated Voting Agreement

EXHIBIT A

LIST OF KEY HOLDERS

Existing Holders	Common Stock Held
Paul Thomas	6,250,000

Steven Sobieski	1,283,325

EXHIBIT B

LIST OF INVESTORS

OrbiMed Private Investments III, LP

OrbiMed Associates III, LP

New Enterprise Associates 13, Limited Partnership

NEA Ventures 2009, Limited Partnership

TPG Biotechnology Partners III, L.P.

Gen-Probe Incorporated

Aisling Capital III, LP

EXHIBIT C

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on [            ], 201[    ],by the undersigned (the “Holder”) pursuant to the terms of that certain Fourth Amended and Restated Voting Agreement dated as of November     , 2013, by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter (the “Agreement”). Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company for one of the following reasons (Check the correct box):

☐	as a transferee of Stockholder Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	as a transferee of Stockholder Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐	as a new Investor in accordance with Section 3.6 of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	in accordance with Section 3.6 of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stockholder Shares, the options, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

[Signature Page Follows]

HOLDER:

By:
Name and Title of Signatory

Address:

Facsimile Number:

ACCEPTED AND AGREED:

ROKA BIOSCIENCE, INC.

By:

Title: